Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Post-Effective Amendment No. 1 to the Registration Statement (No. 333-261578) on Form S-1 of Local Bounti Corporation of our report dated March 30, 2022, relating to the consolidated financial statements of Local Bounti Corporation, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the headings “Experts” in such Prospectus.

/s/ WithumSmith+Brown, PC

New York, New York

April 28, 2022